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                                                                      EXHIBIT 12

                   NEWMONT MINING CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (Amounts in thousands except ratio)
                                   (Unaudited)

                                                                       Three  Months Ended
                                                                         March 31, 1998
                                                                     -----------------------
Earnings:
  Income before income taxes                                               $   38,607
  Adjustments:
  Net interest expense (1)                                                     20,492
  Amortization of capitalized interest                                            495
  Portion of rental expense representative of interest                            356
  Minority interest                                                            14,282
                                                                           ----------
                                                                           $   74,232
                                                                           ==========

Fixed Charges:
  Net interest expense (1)                                                 $   20,492
  Capitalized interest                                                          2,876
  Portion of rental expense representative of interest                            356
                                                                           ----------
                                                                           $   23,724
                                                                           ==========

Ratio of earnings to fixed charges                                                3.1
                                                                           ==========

(1) Includes interest expense of majority-owned subsidiaries and amortization of debt issuance costs.